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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported) February 13, 2001

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                                GATX CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



            New York                    1-2328                 36-1124040
(State or other jurisdiction of    (Commission file         (I.R.S. employer
         incorporation)                 number)          identification number)


                             500 West Monroe Street,
                          Chicago, Illinois 60661-3676
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (312) 621-6200

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ITEM 5.  OTHER EVENTS

         GATX Capital Corporation, an indirect wholly-owned subsidiary of GATX Corporation, filed on February 13, 2001 a current report on Form 8-K, stating the following:

         On February 13, 2001, GATX Capital Corporation announced that it has purchased the U.S. information technology lease portfolio of El Camino Resources, Ltd. The acquired assets will be integrated into the operations of GATX Technology Services making GATX one of the world's leading independent IT lessors. The purchase amount included $129.7 million in cash and the assumption of $243.1 million of non-recourse debt.

         The assets acquired consist of information management systems on lease to businesses across the U.S. The equipment includes network switches, communications systems, servers, desktop computers, printers and related equipment and software. These assets will be combined with the similar lease portfolio of GATX Technology Services and managed from its offices in Tampa, Florida.

         Ed Mihm, senior vice president and head of GATX Technology Services said, "We are excited about the scale of this acquisition, which will make GATX one of the world's leading independent information technology lessors. It strengthens our platform for growth in technology services and it diversifies our technology leasing investment with an increased proportion of midrange equipment. In addition, the majority of El Camino leasing sales professionals have joined the GATX Technology Services team. Also joining GATX are key professionals responsible for managing the lease portfolio. These additions allow us to expand our U.S. technology services network with seasoned professionals."


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         Jesse Crews, CEO of GATX Capital Corporation, said, "This acquisition of technology assets and strong sales personnel positions us for accelerated growth in technology leasing to Fortune 1000 customers. This investment fits the overall GATX strategy of re-deploying financial resources into our higher growth, higher margin businesses."

         GATX also pursues information technology leasing through its partnerships with Lombard (Royal Bank of Scotland) in the U.K., Deutsche Leasing in Germany and OMNI Financial Investments Ltd. in Australia.

         GATX Capital Corporation is a wholly-owned subsidiary of GATX Corporation (NYSE: GMT), a unique finance and leasing company combining asset knowledge and services, structuring expertise, creative partnering and risk capital. GATX Corporation provides sophisticated leasing and financial services responsive to the specialized needs of a range of businesses. In addition to offering information technology leases, GATX specializes in railcar and locomotive operating leasing, aircraft operating leasing, venture finance, and financing solutions for customers in a diversity of industrial sectors, worldwide.




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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                       GATX CORPORATION
                                              ----------------------------------
                                                         (Registrant)

                                                      /s/ Brian A. Kenney
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                                                        Brian A. Kenney
                                                       Vice President and
                                                    Chief Financial Officer
                                                   (Duly Authorized Officer)



Date:  February 13, 2001